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    Contact:  Sheila Whitman, Account Executive
              Carl Thompson Associates
              (303) 494-5472


                                FOR IMMEDIATE RELEASE


                   FIBERCHEM RAISES $3 MILLION IN PRIVATE FINANCING
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    Las Vegas, Nevada, June 10, 1996 -- FiberChem, Inc. (NASDAQ:  FOCS)
announced today that it has raised $3 million in a private placement under the Securities Act of 1933, as amended (the "Act").

    The $3 million was in the form of a private placement of units comprising shares of common stock and warrants.

    The net proceeds of this offering will be used to finance the Company's growth objectives, in the form of additional sales and marketing resources, for product development and for working capital.

    The securities offered have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

    FiberChem, Inc. develops, manufactures, markets and licenses fiber optic chemical sensors (FOCS-Registered Trademark-) that produce continuous, real-time information on environmental pollutants in the air, water and soil .

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